RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data)


                                                      Quarter Ended March 31,
                                                       1998            1997 *
                                                   -----------      -----------
Basic:
      Net earnings                                 $       183      $       178
      Less cumulative preferred dividends                   (2)             (11)
                                                   -----------      -----------
      Net earnings applicable to common
         stock                                     $       181      $       167
                                                   ===========      ===========
      Weighted average number of common
         shares outstanding                          3,166,518        2,728,612
                                                   -----------      -----------

      Net earnings per common share                $      0.06      $      0.06
                                                   ===========      ===========

Diluted:
      Net earnings                                 $       183      $       178
                                                   ===========      ===========
      Weighted average number of common
         shares outstanding                          3,166,518        2,728,612
      Additional common shares outstanding
         resulting from assumed conversion
         of preferred stock to common stock             36,518          292,431
      Additional common shares outstanding
         resulting from the dilutive effect
         of outstanding stock options                   16,556           10,213
                                                   -----------      -----------

      Total                                          3,219,592        3,031,256
                                                   ===========      ===========

      Net earnings per common share                $      0.06      $      0.06
                                                   ===========      ===========
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* Reclassified for comparability.